EXHIBIT 8

                                CUSTODY AGREEMENT

     THIS AGREEMENT made the 1st day of September, 1992 by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office located at 127 West 10th Street, Kansas City, Missouri 64105 ("Custodian"), and COMPOSITE NORTHWEST 50 FUND, INC., a Washington corporation, having its principal office and place of business at 601 West Riverside Avenue, Spokane Washington 99201 ("Fund").

                                   WITNESSETH:

     WHEREAS, Fund desires to appoint Investors Fiduciary Trust Company as Custodian of the securities and monies of Fund's investment portfolio; and
     WHEREAS, Investors Fiduciary Trust Company is willing to accept such appointment;
     NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutual covenant and agree as follows:

     1. APPOINTMENT OF CUSTODIAN. Fund hereby constitutes and appoints Custodian as custodian of the securities and monies at any time owned by the Fund.
     2. DELIVERY OF CORPORATE DOCUMENTS. Fund has delivered or will deliver to Custodian prior to the effective date of this Agreement, copies of the following documents and all amendments or supplements thereto, properly certified or authenticated:

               A. Resolutions of the Board of Directors of the Fund appointing Custodian as custodian hereunder and approving the form of this Agreement; and

               B. Resolutions of the Board of Directors of the Fund designating certain persons to give instructions on behalf of the Fund to Custodian and authorizing Custodian to rely upon written instructions over their signatures.

     3.  DUTIES AND RESPONSIBILITIES OF CUSTODIAN.

               A.   DELIVERY OF ASSETS
                    Fund will deliver or cause to be delivered to Custodian on the effective date of this Agreement, or as soon thereafter as practicable, and from time to time thereafter, all portfolio securities acquired by it and monies then owned by it except as permitted by the Investment Company Act of 1940 or from time to time coming into its possession during the time this Agreement shall continue in effect. Custodian shall have no responsibility or liability whatsoever for or on account of securities or monies not so delivered. All securities so delivered to Custodian (other than bearer securities) shall be registered in the name of Fund or its nominee, or of a nominee of Custodian, or shall be properly endorsed and in form for transfer satisfactory to Custodian.

               B.   DELIVERY OF ACCOUNTS AND RECORDS
                    Fund shall turn over to Custodian all of the Fund's relevant custody accounts and records previously maintained by it or a prior custodian in order to perform its duties hereunder. Custodian shall be entitled to rely conclusively on the completeness and correctness of the accounts and records turned over to it by Fund, and Fund shall indemnify and hold Custodian harmless of and from any and all expenses, damages and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records or in the failure of Fund to provide any portion of such or to provide any information needed by the Custodian knowledgeably to perform its function hereunder.

                C.  DELIVERY OF ASSETS TO THIRD PARTIES.
                    Custodian will receive delivery of and keep safely the assets of Fund delivered to it from time to time and the assets of each Portfolio segregated in a separate account. Custodian will not deliver, assign, pledge or hypothecate any such assets to any person except as permitted by the provisions of this Agreement or any agreement executed by it according to the terms of Section 3.S. of this Agreement. Upon delivery of any such assets to a subcustodian pursuant to Section 3.S. of this Agreement, Custodian will create and maintain records identifying those assets which have been delivered to the subcustodian as belonging to the applicable Portfolio of the Fund. The Custodian is responsible for the safekeeping of the securities and monies of Fund only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except for securities and monies transmitted to United Missouri Bank of Kansas City, N.A. (UMBKC), United Missouri Trust Company of New York (UMBTC), and First National Bank of Chicago (FNBC) for which Custodian remains responsible. Custodian shall be responsible for the monies and securities of Fund(s) held by eligible foreign subcustodians to the extent the domestic subcustodian with which the Custodian contracts is responsible to Custodian. Custodian may participate directly or indirectly through a subcustodian in the Depository Trust Company, Treasury/Federal Reserve Book Entry System, Participant Trust Company, Treasury/Federal Reserve Book Entry System, Participant Trust Company or other depository approved by the Fund (as such entities are defined at 17 CFR
                    Section 270.17f(b)).

               D.   REGISTRATION OF SECURITIES
                    Custodian will hold stocks and other registerable portfolio securities of Fund registered in the name of the Fund or in the name of any nominee of Custodian for whose fidelity and liability Custodian will be fully responsible, or in street certificate form, so-called, with or without any indication of fiduciary capacity. Unless otherwise instructed, Custodian will register all such portfolio securities in the name of its authorized nominee. All securities, and the ownership thereof by Fund, which are held by Custodian hereunder, however, shall at all times be identifiable on the records of the Custodian. The Fund agrees to hold Custodian and its nominee harmless for any liability as a record holder of securities held in custody.

                E.  EXCHANGE OF SECURITIES
                    Upon receipt of instructions as defined herein in Section 4.A, Custodian will exchange, or cause to be exchanged, portfolio securities held by it for the account of Fund for other securities or cash issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion or
                    otherwise,   and  will  deposit  any  such   securities   in
                    accordance   with  the  terms  of  any   reorganization   or
                    protective plan. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and upon receiving payment therefor, to surrender bonds or other securities held by it at maturity or when advised of earlier call for redemption, except that Custodian shall receive instructions prior to surrendering any convertible security.

                F.  PURCHASES OF INVESTMENTS OF THE FUND
                    Fund will, on each business day on which a purchase of securities shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase:

                       1. The name of the Portfolio making such purchase;
                       2. The name of the issuer and description of the
                              security;
                       3. The number of shares or the principal  amount
                              purchased,  and accrued interest, if any;
                       4. The trade date;
                       5. The settlement date;
                       6. The  purchase  price  per unit and the  brokerage
                              commission, taxes and other expenses payable in connection with the purchase;
                       7. The total amount payable upon such purchase; and
                       8. The name of the  person  from  whom or the  broker  or
                              dealer through whom the purchase was made.

                    In accordance with such instructions, Custodian will pay for out of monies held for the account of Fund, but only insofar as monies are available therein for such purpose, and receive the portfolio securities so purchased by or for the account of Fund except that Custodian may in its sole discretion advance funds to the Fund which may result in an overdraft because the monies held by the Custodian on behalf of the Fund are insufficient to pay the total amount payable upon such purchase. Such payment will be made only upon receipt by Custodian of the securities so purchased in form for transfer satisfactory to Custodian.

               G. SALES AND DELIVERIES OF INVESTMENTS OF THE FUND - OTHER THAN OPTIONS AND FUTURES
                    Fund will, on each business day on which a sale of investment securities of Fund has been made, deliver to Custodian instructions specifying with respect to each such sale:

                        1. The name of the Portfolio making such sale;
                        2. The name of the issuer and description of the
                              securities;
                        3. The number of shares or  principal  amount  sold,
                              and accrued interest, if any;
                        4. The date on which the securities  sold were purchased
                              or other information identifying the securities sold and to be delivered;
                        5. The trade date;
                        6. The settlement date;
                        7. The sale price per unit and the brokerage commission,
                              taxes or other expenses payable in connection with such sale;
                        8. The total amount to be received by Fund upon such
                              sale; and
                        9. The name and address of the broker or dealer  through
                              whom or person to whom the sale was made.

                    In accordance with such instructions, Custodian will deliver or cause to be delivered the securities thus designated as sold for the account of Fund to the broker or other person specified in the instructions relating to such sale, such delivery to be made only upon receipt of payment therefor in such form as is satisfactory to Custodian, with the understanding that Custodian may deliver or cause to be delivered securities for payment in accordance with the customs prevailing among dealers in securities.

                H. PURCHASES OR SALES OF SECURITY OPTIONS, OPTIONS ON INDICES AND SECURITY INDEX FUTURES CONTRACTS
                    Fund will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale:
                      1. The name of the Portfolio making such purchase or sale;
                      2. Security Options
                            a. The underlying security;
                            b. The price at which purchased or sold;
                            c. The expiration date;
                            d. The number of contracts;
                            e. The exercise price;
                            f. Whether  the  transaction  is  an  opening,
                               exercising, expiring or closing transaction;
                            g. Whether the transaction involves a put or call;
                            h. Whether the option is written or purchased;
                            i. Market on which option traded;
                            j. Name and address of the broker or dealer through
                               whom the sale or purchase was made.

                      3.  Options on Indices
                            a. The index;
                            b. The price at which purchased or sold;
                            c. The exercise price;
                            d. The premium;
                            e. The multiple;
                            f. The expiration date;
                            g. Whether  the  transaction  is  an  opening,
                               exercising, expiring or closing transaction;
                            h. Whether the transaction involves a put or call;
                            i. Whether the option is written or purchased;
                            j. The name and address of the broker or dealer
                               through whom the sale or purchase was made, or other applicable settlement instructions.
                     4.  Security Index Futures Contracts
                            a. The last trading date specified in the contract
                               and, when available, the closing level, thereof;
                            b. The index level on the date the contract is
                               entered into;
                            c. The multiple;
                            d. Any margin requirements;
                            e. The need for a segregated  margin account
                               (in addition to instructions, and if not already in the possession of Custodian, Fund shall
                               deliver  a   substantially complete  and
                               executed custodial safekeeping account and procedural agreement which shall be incorporated by reference into this Custody Agreement); and
                            f. The name and address of the futures  commission
                               merchant through whom the sale or purchase was made,or other applicable settlement instructions.
                      5.  Option on Index Future Contracts
                            a. The underlying index futures contract;
                            b. The premium;
                            c. The expiration date;
                            d. The number of options;
                            e. The exercise price;
                            f. Whether the transaction involves an opening,
                               exercising, expiring or closing transaction;
                            g. Whether the transaction involves a put or call;
                            h. Whether the option is written or purchased; and
                            i. The market on which the option is traded.

               I. SECURITIES PLEDGED OR LOANED
                 If specifically allowed for in the prospectus of Fund:
               1. Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or hypothecation to secure any loan incurred by Fund; provided, however, that the securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released or caused to be released for that purpose upon receipt of instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.
               2. Upon receipt of instructions, Custodian will release securities held in custody to the borrower designated in such instructions; provided, however, that the securities will be released only upon deposit with Custodian of full cash collateral as specified in such instructions, and that Fund will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the loaned securities, Custodian will release the cash collateral to the borrower.

                 J. ROUTINE MATTERS
                    Custodian will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with securities or other property of Fund except as may be otherwise provided in this Agreement or directed from time to time by the Board of Directors of Fund.
                 K. DEPOSIT ACCOUNT
                    Custodian will open and maintain a special purpose deposit accounts in the name of Custodian ("Account"), subject only to draft or order by Custodian upon receipt of instructions. All monies received by Custodian from or for the account of a portfolio shall be deposited in said Account, barring events not in the control of the Custodian such as strikes, lockouts or labor disputes, riots, war or equipment or transmission failure or damage, fire, flood, earthquake or other natural disaster, action or inaction of governmental authority or other causes beyond its control, at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into Fund's Account, Custodian agrees to make Fed Funds available to the Fund in the amount of the check. Deposits made by Federal Reserve wire will be available to the Fund immediately and ACH wires will be available to the Fund on the next business day. Income earned on the portfolio securities will be credited to the applicable portfolio of the Fund based on the schedule attached as Exhibit A. The Custodian will be entitled to reverse any credited amounts where credits have been made and monies are not finally collected. If monies are collected after such reversal, the Custodian will credit the applicable portfolio in that amount. Custodian may open and maintain an Account in such other banks or trust companies as may be designated by it or by properly authorized resolution of the Board of Directors of Fund, such Account, however, to be in the name of custodian and subject only to its draft or order.

              L. INCOME AND OTHER PAYMENTS TO FUND
                    Custodian will:
               1. Collect, claim and receive and deposit for the Account of Fund all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the securities deposited under this Agreemenet, and credit the account of Fund in accordance with the schedule attached hereto as Exhibit A. If for any reason, the Fund is credited with income that is not subsequently collected, Custodian may reverse that credited amount;
               2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and
               3. Take such other action as may be necessary or proper in connection with:
                    a. The collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of:
                    1. all coupons and other income items requiring presentation; and
                    2. all other securities which may mature or be called, redeemed, retired or otherwise become payable and regarding which the Custodian has actual knowledge, or notice of which is contained in publications of the type to which it normally subscribes for such purpose; and
                    b. the endorsement for collection, in the name of the Fund, of all checks, drafts or other negotiable instruments.

                    Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. Custodian will receive, claim and collect all stock dividends, rights or other similar items and will deal with the same pursuant to instructions. Unless prior instructions have been received to the contrary, Custodian will, without further instructions, sell any rights held for the account of Fund on the last trade date prior to the date of expiration of such rights.

     M. PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS On the declaration of any dividend or other distribution on the shares of Capital Stock of Fund ("Fund Shares") by the Board of Directors of Fund, Fund shall deliver to Custodian instructions with respect thereto, including a copy of the Resolution of said Board of Directors certified by the Secretary or Assistant Secretary of Fund wherein there shall be set forth the record date as of which shareholders entitled to receive such dividend or other distribution shall be determined, the date of payment of such dividend or distribution, and the amount payable per share on such dividend or distribution. Except if the ex-dividend date and the reinvestment date of any dividend are the same, in which case funds shall remain in the Custody Account, on the date specified in such Resolution for the payment of such dividend or other distribution, Custodian will pay out of the monies held for the account of Fund, insofar as the same shall be available for such purposes, and credit to the account of the Dividend Disbursing Agent for Fund, such amount as may be necessary to pay the amount per share payable in cash on Fund Shares issued and outstanding on the record date established by such Resolution.

     N. SHARES OF FUND PURCHASED BY FUND. Whenever any Fund Shares are repurchased or redeemed by Fund, Fund or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the Account of Fund and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such advice. Custodian shall not have any duty or responsibility to determine that Fund Shares have been removed from the proper shareholder account or accounts or that the proper number of such shares have been cancelled and removed from the shareholder records.

     O. SHARES OF FUND PURCHASED FROM FUND.Whenever Fund Shares are purchased from Fund, Fund will deposit or cause to be deposited with Custodian the amount received for such shares. Custodian shall not have any duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.

     P. PROXIES AND NOTICES. Custodian will promptly deliver or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to securities held by Custodian for Fund and will, upon receipt of instructions, execute and deliver or cause its nominee to execute and deliver or mail or have delivered or maield such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to instructions hereafter received by Custodian, neither it nor its nominee will exercise any power inherent in any such securities, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such securities, or give any consent, approval or waiver with respect thereto, or take any other similar action.

     Q. DISBURSEMENTS. Custodian will pay or cause to be paid insofar as funds are available for the purpose, bills, statements and other obligations of Fund (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by Fund, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of Fund) pursuant to instructions of Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment.

     R. DAILY STATEMENT OF ACCOUNTS Custodian will, within a reasonable time, render to Fund as of the close of business on each day, a detailed statement of the amounts received or paid and of securities received or delivered for the account of Fund during said day. Custodian will, from time to time, upon request by Fund, render a detailed statement of the securities and monies held for Fund under this Agreement, and Custodian will maintain such books and records as are necessary to enable it to do so and will permit such persons as are authorized by Fund including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, will permit federal or state regulatory agencies to examine the securities, books and records. Upon the written instructions of Fund or as demanded by federal or state regulatory agencies, Custodian will instruct any subcustodian to give such persons as are authorized by Fund including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, to permit federal and state regulatory agencies to examine the books, records and securities held by subcustodian which relate to Fund.

     S.   APPOINTMENT OF SUBCUSTODIANS

     1. Notwithstanding any other provisions of this Agreement, all or any of the monies or securities if Fund may be held in Custodian's own custody or in the custody of one or more other banks or trust companies selected by Custodian. Any such subcustodian selected by the Custodian must have the qualifications required for custodian under the Investment Company Act of 1940, as amended. The Custodian may participate directly or indirectly in the Depository Trust Company, Treasury/Federal Reserve Book Entry System, Participant Trust Company (as such entities are defined at 17 CFR Sec. 270.17f-4(b)), or other depository approved by the Fund and with which Custodian has a satisfactory direct or indirect contractual relationship. Custodian will appoint UMBKC and UMBNY as subcustodians and Custodian shall be responsible for UMBKC and UMBNY to the same extent it is responsible to the Fund under Section 5 of this Agreement. Custodian is not responsible for DTC, the Treasury/Federal Reserve Book Entry System, and PTC except to the extent such entities are responsible to Custodian. Upon instruction of the Fund, Custodian shall be willing to contract with such entities as Bank of New York (BONY), Morgan Guaranty and Trust Company (MGTC), Chemical Bank (CB), and Bankers Trust Company (BT) for variable rate securities and Custodian will be responsible to the Fund to the same extent those entities are responsible to Custodian. The Fund shall be entitled to review Custodian's contracts with BONY, MGTC, CB, and BT.

       T. ACCOUNTS AND RECORDS PROPERTY OF FUND
          Custodian acknowledges that all of the accounts and records maintained by Custodian pursuant to this Agreement are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. Custodian will assist Fund's independent auditors, or upon approval of Fund, or upon demand, any regulatory body having jurisdiction over the Fund or Custodian, in any requested review of Fund's accounts and records but shall be reimbursed for all expenses and employee time invested in any such review outside of routine and normal periodic reviews.

     U. ADOPTION OF PROCEDURES. Custodian and Fund may from time to time adopt procedures as they agree upon, and Custodian may conclusively assume that no procedure approved by Fund, or directed by Fund, conflicts with or violates any requirements of its prospectus, "Articles of Incorporation," Bylaws, or any rule or regulation of any regulatory body or governmental agency. Fund will be responsible to notify Custodian of any changes in statutes, regulations, rules or policies which might necessitate changes in Custodian's responsibilities or procedures.

     V. OVERDRAFTS.If Custodian shall in its sole discretion advance funds to the account of the Fund which results in an overdraft because the monies held by Custodian on behalf of the Fund are insufficient to pay the total amount payable upon a purchase of securities as specified in a Fund's instructions or for some other reason, the amount of the overdraft shall be payable by the Fund to Custodian upon demand and shall bear an interest rate determined by Custodian from the date advanced until the date of payment. Custodian shall have a lien on the assets of Fund in the amount of any outstanding overdraft.

     4.   INSTRUCTIONS.

          A. The term "instructions," as used herein, means written or oral instructions to Custodian from a designated representative of Fund. Certified copies of resolutions of the Board of Directors of Fund naming one or more designated representatives to give instructions in the name and on behalf of Fund, may be received and accepted from time to time by Custodian as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless the resolution delegating authority to any person to give instructions specifically requires that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of the person giving such instructions to do so. Notwithstanding any of the foregoing provisions of this Section 4. no authorizations or instructions received by Custodian from Fund, will be deemed to authorize or permit any director, trustee, officer, employee, or agent of Fund to withdraw any of the securities or similar investments of Fund upon the mere receipt of such authorization or instructions from such director, trustee, officer, employee or agent.

          B. No later than the next business day immediately following each oral instruction, Fund will send Custodian written confirmation of such oral instruction. At Custodian's sole discretion, Custodian may record on tape, or otherwise, any oral instruction whether given in person or via telephone, each such recording identifying the parties, the date and the time of the beginning and ending of such oral instruction.

     5.   LIMITATION OF LIABILITY OF CUSTODIAN.

          A. Custodian shall hold harmless and indemnify Fund from and against any loss or liability arising out of Custodian's negligence or bad faith. Custodian shall not be liable for consequential damages, special, or punitive damages. Custodian may request and obtain the advice and opinion of counsel for Fund, or of its own counsel with respect to questions or matters of law, and it shall be without liability to Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion. If Custodian reasonably believes that it could not prudently act according to the instructions of the Fund or the Fund's counsel, it may in its discretion, with notice to the Fund, not act according to such instructions.

          B. Custodian may rely upon the advice of Fund and upon statements of Fund's accountants and other persons believed by, it in good faith, to be expert in matters upon which they are consulted, and Custodian shall not be liable for any actions taken, in good faith, upon such statements.

          C. If Fund requires Custodian in any capacity to take, with respect to any securities, any action which involves the payment of money by it, or which in Custodian's opinion might make it or its nominee liable for payment of monies or in any other way, Custodian, upon notice to Fund given prior to such actions, shall be and be kept indemnified by Fund in an amount and form satisfactory to Custodian against any liability on account of such action.

          D. Custodian shall be entitled to receive, and Fund agrees to pay Custodian, on demand, reimbursement for such cash disbursements, costs and expenses as may be agreed upon from time to time by Custodian and Fund.

          E. Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from Fund hereunder, a certificate signed by the Fund's President, or other officer specifically authorized for such purpose.

          F. Without limiting the generality of the foregoing, Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

          1. The validity of the issue of any securities purchased by or for Fund, the legality of the purchase thereof or evidence of ownership required by Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid therefor;
          2. The legality of the sale of any securities by or for Fund, or the propriety of the amount for which the same are sold;
          3. The legality of the issue or sale of any shares of the Capital Stock of Fund, or the sufficiency of the amount to be received therefor;
          4. The legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor; or
          5. The legality of the declaration of any dividend by Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

          G. Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearing house funds, uncollected funds, or instrument for the payment of money received by it on behalf of the Fund, until Custodian actually receives such money, provided only that it shall advise Fund promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with Fund toward the end that such money shall be received.

          H. Custodian shall not be responsible for loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom Custodian may deal in the absence of negligence, or bad faith on the part of the Custodian.

          I. Notwithstanding anything herein to the contrary, Custodian may, and with respect to any foreign subcustodian appointed under
               Section 3.S.2. must, provide the Fund for its approval, agreements with banks or trust companies which will act as subcustodians for Fund pursuant to Section 3.S of this Agreement.

     6. COMPENSATION. Fund will pay Custodian such compensation as is stated in the Fee Schedule attached hereto as Exhibit B which may be changed from time to time as agreed to in writing by Custodian and Fund. Custodian may charge such compensation against monies held by it for the account of Fund. Custodian will also be entitled, notwithstanding the provisions of Sections 5.C. or 5.D. hereof, to charge against any monies held by it for the account of Fund the amount of any loss, damage, liability, advance, or expense for which it shall be entitled to reimbursement under the provisions of this Agreement including fees or expenses due to Custodian for other services provided to the Fund by the Custodian.


     7. TERMINATION. Either party to this Agreement may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party hereto and received not less than ninety (90) days prior to the date upon which such termination will take effect. Upon termination of this Agreement, Fund will pay to Custodian such compensation for its reimbursable disbursements, costs and expenses paid or incurred to such date and Fund will use its best efforts to obtain a successor custodian. Unless the holders of a majority of the outstanding shares of "Capital Stock" of Fund vote to have the securities, funds and other properties held under this Agreement delivered and paid over to some other person, firm or corporation specified in the vote, having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, and meeting such other qualifications for custodian as set forth in the Bylaws of Fund, the Board of Directors of Fund will, forthwith upon giving or receiving notice of termination of this Agreement, appoint as successor custodian a bank or trust company having such qualifications. Custodian will, upon termination of this Agreement, deliver to the successor custodian so specified or appointed, at Custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, all funds and other properties of Fund deposited with or held by Custodian hereunder, or will cooperate in effecting changes in book-entries at the Depository Trust Company or in the Treasury/Federal Reserve Book-Entry System pursuant to 31 CFR Sec. 306.118. In the event no such vote has been adopted by the stockholders of Fund and no written order designating a successor custodian has been delivered to Custodian on or before the date when such termination becomes effective, then Custodian will deliver the securities, funds and properties of Fund to a bank or trust company at the selection of Custodian and meeting the qualifications for custodian, if any, set forth in the Bylaws of Fund and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report. Upon either such delivery to a successor custodian, Custodian will have no further obligations or liabilities under this Agreement. Thereafter such bank or trust company will be the successor custodian under this Agreement and will be entitled to reasonable compensation for its services. In the event that no such successor custodian can be found, Fund will submit to its shareholders, before permitting delivery of the cash and securities owned by Fund to anyone other than a successor custodian, the question of whether Fund will be liequidated or function without a custodian. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, Custodian may make any other delivery of the securities, funds and property of Fund which is permitted by the Investment Company Act of 1940, Fund's Certificate of Incorporation and Bylaws then in effect or apply to a court of competent jurisdiction for the appointment of a successor custodian.

     8. NOTICES. Notices, requests, instructions and other writings received by Fund at 601 West Riverside Avenue, Suite 900, Spokane, Washington, 99201 or at such other address as Fund may have designated to Custodian in writing, will be deemed to have been properly given to Fund hereunder; and notices, requests, instructions and other writings received by Custodian at its offices at 127 West 10th Street, Kansas City, Missouri 64105, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to Custodian hereunder.

     9.   MISCELLANEOUS.

          A. This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of said state.

          B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successor and assigns of the parties hereto.

          C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

          D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          E. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

          F. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

          G. Custodian will not release the identity of Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and Fund unless the Fund directs the Custodian otherwise.

          H. This Agreement may not be assigned by either party without prior written consent of the other party.

          I. If any provision of the Agreement, either in its present form or as amended from time to time, limits, qualifies, or conflicts with the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, such statutes, rules and regulations shall be deemed to control and supercede such provision without nullifying or terminating the remainder of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly respective authorized officers.

                            INVESTORS FIDUCIARY TRUST COMPANY

                            By:/s/ Allen      Strain
                               Title:  Senior V.P.


                             COMPOSITE NORTHWEST 50 FUND, INC.

                            By:/s/  William G. Papesh
                            Title:  President

TRANSACTION                DTC                                     PHYSICAL                     FED

TYPE             CR DATE        FDS TYPE       CR DATE         FDS TYPE       CR DATE         FDS TYPE
Calls Puts       As Received    C of F*        As Received     C or F*
Maturities       As Received    C or F*        Mat. Date       C or F*        Mat. Date       F
Tender Reorgs.   As Received    C or F*        As Received     C              N/A
Dividends        Paydate        C              Paydate         C              N/A
Floating Rate    Paydate        C              Paydate         C              N/A
Int.
Floating Rate    N/A                           As Rate         C              N/A
Int. (No Rate)                                 Received
Mtg. Backed P&I  Paydate        C              Paydate + 1     C              Paydate         F
                                               Bus. Day
Fixed Rate Int.  Paydate        C              Paydate         C              Paydate         F
Euroclear        N/A            C              Paydate         C

Legend
C = Clearinghouse Funds
F = Fed Funds
N/A = Not Applicable
* Availability based on how received.

                                   APPENDIX I
                         MURPHEY FAVRE (COMPOSITE 9/95)
                               GLOBAL CUSTODY FEES

       I.    COUNTRY BASED CHARGES:
     Market             Asset          Transaction          Market            Asset          Transaction
                        Charge            Charge                              Charge            Charge
Argentina                        40              $120  Malaysia                        15               $20
Australia                        15               $20  Mauritius                       40              $120
Austria                          14               $20  Mexico                          15               $20
Bangladesh                       40              $120  Morocco                         40              $120
Belgium                          15               $20  Namibia                         40               $20
Belize                           40              $120  Netherlands                     15               $20
Botswana                         40              $120  New Zealand                     15               $20
Brazil                           40              $120  Norway                          15               $20
Canada                           15               $20  Pakistan                        40              $120
Euroclear                         5               $25  Peru                            40              $120
Chile                            40              $120  Philippines                     15              $120
Colombia                         40              $120  Poland                          40              $120
Czech Republic                   40              $120  Portugal                        15              $120
Denmark                          15               $20  Shanghai (China)                35              $120
Egypt                            40              $120  Shenzhen (China)                35              $120
ECU*                             15               $20  Singapore                       15               $20
Finland                          15               $20  South Africa                    15               $20
France                           15               $20  South Korea                     40              $120
Germany                          15               $20  Spain                           15               $20
Ghana                            40              $120  Sri Lanka                       35              $120
Greece                           40              $120  Swaziland                       40              $120
Hong Kong                        15               $20  Sweden                          15               $20
Hungary                          40              $120  Switzerland                     15               $20
India                            40              $120  Taiwan                          35              $120
Indonesia                        15              $120  Thailand                        15               $20
Ireland                          15               $20  Turkey                          40              $120
Israel                           40              $120  United Kingdom                  15               $20
Italy                            15               $20  Uruguay                         40              $120
Japan                            10               $20  Venezuela                       40              $120
Jordan                           45              $120  Zimbabwe                        40              $120
Luxembourg                       15               $20

NOTE: Any country not listed above will be negotiated at time of investment. Out of Pocket Expenses: As incurred (e.g. stamp taxes, registration costs, script fees, special transportation costs, etc.). *ECU = European Currency Unit